Exhibit 99.2


                          AMERICAN CAPITAL PARTNERS LIMITED, INC.
                             PRO-FORMA CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 2003

                                                                   American                             Pro-Forma
                                                                    Capital     American                Condensed
                                                                   Partners     Products     Pro-Forma   Balance
                                                                    Limited    Corporation  Adjustments   Sheet
                                                                  ----------- ------------- ----------- ---------
                              ASSETS

Current Assets:
             Cash and cash equivalents                            $        -  $          -               $     -
                                                                  ----------- -------------             ---------

  Total Current Assets                                            $        -  $          -               $     -
                                                                  =========== =============             =========


             LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities:
             Accounts payable and accrued expenses                $        -  $    278,379              $278,379
             Other current liabilities                                     -        56,647                56,647
                                                                  ----------- -------------             ---------

  Total Current Liabilities                                                -       335,026               335,026
                                                                  ----------- -------------             ---------

COMMITMENTS AND CONTINGENCIES

Shareholders' Deficiency:
Common stock, $0.001 par value, 25,000,000 shares
     authorized, issued and outstanding                               25,000             -                25,000
Common stock, $.001 par value, 150,000,000 shares
     authorized; 21,414,000 shares issued and outstanding                  -        21,414                21,414
Additional paid-in capital                                                 -     1,322,610  (1,322,610)        -
Accumulated deficit                                                  (25,000)   (1,679,050)  1,322,610  (381,440)
                                                                  ----------- -------------             ---------

  Total Shareholders' Deficiency                                           -      (335,026)             (335,026)
                                                                  ----------- -------------             ---------

Total Liabilities and Shareholders' Deficiency                     $       -  $          -              $      -
                                                                  =========== =============             =========


         AMERICAN CAPITAL PARTNERS LIMITED, INC.
       PRO-FORMA CONDENSED STATEMENT OF OPERATIONS
                FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 2003


                                    American                            Pro-Forma
                                     Capital   American                 Condensed
                                    Partners   Products    Pro-Forma     Balance
                                     Limited  Corporation Adjustments     Sheet
                                    --------- ----------- ----------- -------------


REVENUES                            $      -   $       -                         -
COST OF REVENUES                           -           -                         -
                                    --------- -----------             -------------

GROSS PROFIT                               -           -                         -

General and administrative expenses        -      10,000                    10,000
                                    --------- -----------             -------------

Operating loss                             -     (10,000)                  (10,000)

OTHER INCOME (EXPENSES)                    -           -                         -
                                    --------- -----------             -------------

NET LOSS                            $      -  $  (10,000)             $    (10,000)
                                    ========= ===========             =============

Weighted average number of shares
  outstanding - basic and diluted        100      34,585                    34,685
                                    ========= ===========             =============

Net loss per weighted average share
  outstanding - basic and diluted   $      -  $     (0.29)            $      (0.29)
                                    ========= ===========             =============

NOTE 1 - ORGANIZATION OF BUSINESS

On October 29, 1999 American IR Technologies, Inc. was organized under the laws of the State of Nevada. On November 18, 2002, American IR Technologies, Inc. changed its name to American Products Corporation ("Products Corp") with a principal business purpose to design and market consumer electronics that utilize infrared technology. However, sales from these products were not sufficient to fund operations and the company subsequently ceased all manufacturing and marketing efforts.

On October 28, 2003, Products Corp, then a publicly held inactive company, and American Capital Partners Limited, Inc. ("ACP" or the "Company"), a Nevada corporation entered into a Letter of Agreement (the "Agreement") whereby ACP tendered all its issued and outstanding shares in exchange for Products Corp issuing 50,000,000 pre reverse-split shares or 70% of its common stock. The 50,000,000 pre reverse-split shares of restricted common stock were issued to the shareholders of ACP.

Pursuant to the Agreement, the former shareholders of ACP controlled Products Corp through control of the common stock immediately upon conclusion of the exchange of shares and this transaction was accounted for as a recapitalization of ACP. The post-merger entity reflects the assets and liabilities of both entities at historical cost, the historical operations of ACP and the operations of Products Corp subsequent to the date of the recapitalization.

Effective on January 16, 2004, the Company filed amended Articles of Incorporation with the State of Nevada to change its name to American Capital Partners Limited, Inc. The Company is authorized to issue 150,000,000 shares of common stock at a par value of $0.001 per share.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements
----------------------------

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002 as filed with the SEC. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of financial position as of September 30, 2003 and the related operating results and cash flows for the interim period presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Beneficial Conversion Feature in Debentures
-------------------------------------------

In accordance with EITF Issue 98-5, as amended by EITF 00-27, we must evaluate the potential effect of any beneficial conversion terms related to convertible instruments such as convertible debt or convertible preferred stock. The Company has issued several debentures and a beneficial conversion may exist if the holder, upon conversion, may receive instruments that exceed the value of the convertible instrument. Valuation of the benefit is determined based upon various factors including the valuation of equity instruments, such as warrants, that may have been issued with the convertible instruments, conversion terms, value of the instruments to which the convertible instrument is convertible, etc. Accordingly, the ultimate value of the beneficial feature is considered an estimate due to the partially subjective nature of valuation techniques.

Income Taxes
------------

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

Since its formation the Company has incurred net operating losses. As of December 31, 2003 the Company had a net operating loss carryforward available to offset future taxable income for federal and state income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carryforwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carryforwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carryforwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

Earnings (Loss) Per Share
-------------------------

Basic net earnings (loss) per common share are computed using the weighted average number of common shares outstanding during the periods. Diluted net earnings (loss)per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Additional equivalent shares of common stock are issuable upon conversion of debentures and may dilute future earnings (loss) per share calculations.

NOTE 3 -INCOME TAXES

The Company  provides for income taxes in accordance with Statement of Financial
Accounting Standards ("SFAS") No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

Since its formation the Company has incurred net operating losses. As of December 31, 2003 the Company had a net operating loss carryforward available to offset future taxable income for federal and state income tax purposes.

SFAS No. 109  requires  the Company to  recognize  income tax  benefits for loss
carryforwards  that  have  not  previously  been  recorded.   The  tax  benefits
recognized  must be reduced by a valuation  allowance  if it is more likely than not that loss  carryforwards  will expire  before the Company is able to realize their  benefit,  or  that  future  deductibility  is  uncertain.  For  financial statement purposes, the deferred tax asset for loss carryforwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at September 30, 2003 are approximately as follows:
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

    Net operating loss carryforward                                $ 3,000

    Valuation allowance for deferred tax assets                    ( 3,000)
                                                                   --------

    Net deferred tax asset                                           $ -
                                                                   --------

There was no income tax expense incurred during the three-month period ended September 30, 2003.

NOTE 4 - SHAREHOLDERS' DEFICIENCY

Common Stock Issued for Services
--------------------------------

In May 2003, the Company issued 1,000,000 pre-split common shares in exchange for computer-related consulting services.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Litigation, Claims and Assessments
----------------------------------

The Company incurred significant liabilities in its attempt to design and market consumer electronics that utilize infrared technology. As such, certain claims and default judgments were filed against the Company.